Exhibit 21.1

Subsidiaries of SunCom Wireless Holdings, Inc.
(f/k/a Triton PCS Holdings, Inc.)

The subsidiaries of SunCom Wireless Holdings, Inc. (f/k/a/ Triton PCS Holdings, Inc.) are as follows:

SunCom Wireless Investment Co., LLC, a Delaware limited liability company

SunCom Wireless Affiliate Company, LLC, a Delaware limited liability company

SunCom Wireless, Inc. (f/k/a Triton PCS, Inc.), a Delaware corporation

Triton PCS Holdings Company, LLC, a Delaware limited liability company

Triton PCS Finance Company, Inc., a Delaware corporation

SunCom Wireless Management Company, Inc. (f/k/a Triton Management Company, Inc.), a Delaware corporation

Triton PCS Investment Company, LLC, a Delaware limited liability company

Affiliate License Co., LLC, a Delaware limited liability company

SunCom Wireless International LLC, a Delaware limited liability company

Triton PCS Property Company L.L.C., a Delaware limited liability company

Triton PCS Equipment Company L.L.C., a Delaware limited liability company

SunCom Wireless Operating Company, L.L.C. (f/k/a Triton PCS Operating Company L.L.C.), a Delaware limited liability company

Triton PCS License Company, LLC, a Delaware limited liability company

SunCom Wireless Puerto Rico Operating Co., LLC, a Delaware limited liability company

Triton Network Newco, LLC, a Delaware limited liability company

AWS Network Newco, LLC, a Delaware limited liability company

AWS License Newco, LLC, a Delaware limited liability company